Exhibit 99.1

Tetra Tech Reports Third Quarter Results
Achieves 50% EPS Growth and New Record Backlog

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended July 1, 2007.  The Company achieved its revenue and earnings guidance for the quarter, together with achieving 50% EPS growth and new record backlog.

Third Quarter Results

Revenue in the quarter was $404.0 million, up 12.5% from $359.1 million, and revenue, net of subcontractor costs, was $256.3 million, up 6.7% from $240.2 million for the same quarter last year.  Income from operations for the quarter was $22.1 million, up 36.8% from $16.1 million for the same quarter last year.  Net income for the quarter was $12.4 million, up 58.4% from $7.8 million for the same quarter last year.  Diluted earnings per share (EPS) for the quarter was $0.21.  This represents a 50.0% increase from $0.14 for the same quarter last year, which included a one-time $0.03 stock-based compensation charge.  Backlog at the end of the quarter was a record $1.2 billion, up 21.0% from $1.0 billion at the end of the same quarter last year. Cash provided by operations for the quarter was $8.1 million.

Nine Month Results

Revenue for the first nine months was $1.1 billion, up 9.8% from $1.0 billion, and revenue, net of subcontractor costs, was $737.5 million, an increase of 4.2% from $707.7 million for the same period last year.  Income from operations for the first nine months was $61.8 million, up 24.9% from $49.5 million for the same period last year.  Net income for the first nine months was $32.3 million, up 29.9% from $24.8 million for the same period last year.  Diluted EPS for the first nine months was $0.55, up 27.9% from $0.43 for the same period last year.

Reflecting on the third quarter results, Tetra Tech CEO Dan Batrack stated, “Our solid performance continued in the third quarter, and strong, broad-based demand for our services resulted in new record backlog of over $1.2 billion.  We are pleased to note continued strength in our operating margin, which reflects an improved business mix and, in part, the effect of our emphasis on growing our commercial business.”

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Revenue	$403,951	$359,055	$1,119,123	$1,109,139
Revenue, net of subcontractor costs	256,326	240,219	737,456	707,694
Income from operations	22,084	16,140	61,828	49,487
Interest expense, net	(656)	(1,212)	(1,901)	(5,317)
Loss on retirement of debt	—	—	(4,226)	—
Income tax expense	(9,026)	(6,549)	(23,490)	(19,198)
Income from continuing operations	12,402	8,379	32,211	24,972
Income (loss) from discontinued operations, net of tax	26	(533)	52	(139)
Net income	$12,428	$7,846	$32,263	$24,833

Basic EPS:
Income from continuing operations	$0.21	$0.15	$0.56	$0.43
Loss from discontinued operations, net of tax	—	(0.01)	—	—
Net income	$0.21	$0.14	$0.56	$0.43

Diluted EPS:
Income from continuing operations	$0.21	$0.14	$0.55	$0.43
Income from discontinued operations, net of tax	—	—	—	—
Net income	$0.21	$0.14	$0.55	$0.43

Weighted average common shares outstanding:
Basic	58,030	57,476	57,859	57,280
Diluted	58,786	58,039	58,452	57,829

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Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the fourth quarter of fiscal 2007 to be in the range of $0.21 to $0.22.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $255 million to $270 million.  For fiscal 2007, Tetra Tech now expects diluted EPS to be $0.76 to $0.77.  Revenue, net of subcontractor costs, for fiscal 2007 is expected to range from $992 million to $1,007 million.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s web site at www.tetratech.com on August 2, 2007 at 8:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, and technical services. With approximately 7,500 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue, and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations, or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

3

TETRA TECH, INC.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	July 1, 2007	October 1, 2006
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$37,646	$65,353
Accounts receivable - net	420,145	346,543
Prepaid expenses and other current assets	24,232	21,757
Income taxes receivable	6,799	5,063
Current assets of discontinued operations	445	865
Total current assets	489,267	439,581
Property and equipment:
Land and buildings	5,261	1,810
Equipment, furniture and fixtures	91,482	77,415
Leasehold improvements	9,488	8,798
Total	106,231	88,023
Accumulated depreciation and amortization	(61,125)	(56,033)
Property and equipment - net	45,106	31,990
Deferred income taxes	10,577	12,909
Income taxes receivable	33,800	33,800
Goodwill	182,467	158,581
Intangible assets - net	7,650	4,507
Other assets	15,932	17,893
Non-current assets of discontinued operations	2,418	2,418
Total Assets	$787,217	$701,679

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$137,957	$104,626
Accrued compensation	62,973	67,592
Billing in excess of costs on uncompleted contracts	55,635	41,345
Deferred income taxes	17,160	15,386
Current portion of long-term obligations	3,354	17,760
Other current liabilities	35,965	42,200
Current liabilities of discontinued operations	7	359
Total current liabilities	313,051	289,268
Long-term obligations	75,354	57,608
Commitments and contingencies
Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of July 1, 2007 and October 1, 2006	—	—
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 58,177 and 57,676 shares as of July 1, 2007 and October 1, 2006, respectively	583	577
Additional paid in capital	277,196	265,444
Accumulated other comprehensive (loss) income	(11)	1
Retained earnings	121,044	88,781
Total stockholders’ equity	398,812	354,803
Total Liabilities and Stockholders’ Equity	$787,217	$701,679

TETRA TECH, INC.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Revenue	$403,951	$359,055	$1,119,123	$1,019,139
Subcontractor costs	147,625	118,836	381,667	311,445
Revenue, net of subcontractor costs	256,326	240,219	737,456	707,694
Other contract costs	202,313	196,967	593,877	573,494
Gross profit	54,013	43,252	143,579	134,200
Selling, general and administrative expenses	31,929	27,112	81,751	84,713
Income from operations	22,084	16,140	61,828	49,487
Interest expense - net	656	1,212	1,901	5,317
Loss on retirement of debt	—	—	4,226	—
Income from continuing operations before income tax expense	21,428	14,928	55,701	44,170
Income tax expense	9,026	6,549	23,490	19,198
Income from continuing operations	12,402	8,379	32,211	24,972
Income (loss) from discontinued operations, net of tax	26	(533)	52	(139)
Net income	$12,428	$7,846	$32,263	$24,833

Basic earnings per share:
Income from continuing operations	$0.21	$0.15	$0.56	$0.43
Loss from discontinued operations, net of tax	—	(0.01)	—	—
Net income	$0.21	$0.14	$0.56	$0.43

Diluted earnings per share:
Income from continuing operations	$0.21	$0.14	$0.55	$0.43
Income from discontinued operations, net of tax	—	—	—	—
Net income	$0.21	$0.14	$0.55	$0.43
	—	—	—	—
Weighted average common shares outstanding:
Basic	58,030	57,476	57,859	57,280
Diluted	58,786	58,039	58,452	57,829

TETRA TECH, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	July 1,	July 2,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	32,263	$24,833

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,841	9,749
Stock-based compensation	4,242	5,239
Deferred income taxes	4,106	8,505
Write-off of unamortized debt financing costs	1,069	—
Provision for losses on contracts and related receivables	1,737	42
Gain on sale of discontinued operations	(262)	(1,415)
Gain on disposal of property and equipment	(341)	(71)

Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(66,272)	(5,329)
Prepaid expenses and other assets	(2,294)	889
Accounts payable	28,636	(12,273)
Accrued compensation	(4,619)	5,661
Billings in excess of costs on uncompleted contracts	9,131	(6,876)
Other current liabilities	(4,448)	(4,353)
Income taxes receivable/payable	(625)	4,360
Net cash provided by operating activities	12,164	28,961

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,124)	(8,425)
Payments for business acquisitions, net of cash acquired	(30,174)	(1,994)
Proceeds from sale of discontinued operations	3,045	4,632
Proceeds from sale of property and equipment	425	177
Net cash used in investing activities	(34,828)	(5,610)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(98,410)	(28,041)
Proceeds from borrowings under long-term obligations	88,000	10,000
Payment of deferred financing fees	(1,032)	—
Net proceeds from issuance of common stock	6,399	6,509
Net cash used in financing activities	(5,043)	(11,532)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(27,707)	11,819
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	65,353	26,861
CASH AND CASH EQUIVALENTS AT END OF PERIOD	37,646	$38,680

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	5,552	$8,173
Income taxes, net of refunds received	20,019	$6,567